Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rosehill Resources Inc.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 6, 2017, relating to the carve-out financial statements of the assets and liabilities of the business to be contributed by Tema Oil and Gas Company to Rosehill Operating Company, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
February 14, 2018